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EXHIBIT 2

AMENDMENT NO. 2
TO
RIGHTS AGREEMENT

        Amendment No. 2, dated as of November 26, 2002 (the "Amendment"), to the Rights Agreement, dated as of September 12, 1994 (the "Rights Agreement"), by and between Zamba Corporation (formerly known as Racotek, Inc.), a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), as Rights Agent (the "Rights Agent").

WITNESSETH:

        WHEREAS, the Company has changed its name from "Racotek, Inc." to "Zamba Corporation" since the original date of the Rights Agreement and desires to amend the Rights Agreement to reflect this name change; and

        WHEREAS, the Rights Agent has changed its name from "Norwest Bank Minnesota, N.A." to "Wells Fargo Bank Minnesota, N.A." since the original date of the Rights Agreement and desires to amend the Rights Agreement to reflect this name change; and

        WHEREAS, on November 26, 2002, the Board of Directors of the Company, in accordance with Section 27 of the Rights Agreement, determined it to be desirable and in the best interests of the Company and its stockholders to supplement and amend certain provisions of the Rights Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.    Amendments to Rights Agreement.    The following provisions of the Rights Agreement are amended as follows:

          (a)  The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan, (v) any Common Shares beneficially owned by the Company's Chairman, Joseph B. Costello (hereinafter "Costello"), (vi) following the death of Costello, any Person directly receiving Common Shares from Costello pursuant to the last will and testament of Costello or, if no such will and testament exists at the time of his death, then pursuant to the laws of descent and distribution as may be applicable to his estate upon his death, or (vii) any Common Shares acquired by Entrx Corporation (hereinafter "Entrx") with respect to or upon its conversion of the Convertible Secured Promissory Note ("Note"), dated November 4, 2002, issued to it by the Company pursuant to the Loan Agreement, dated of even date with the Note; provided, however, that if Costello (or any Person directly receiving Common Shares from Costello pursuant to clause (vi) above) shall become the Beneficial Owner of 49.99% or more of the Common Shares of the Company then outstanding, then Costello (or any Person directly receiving Common Shares from Costello pursuant to clause (vi) above) shall be deemed to be an Acquiring Person; and further provided, that if Entrx or any of its Affiliates or Associates or their respective successors or assigns or any Person claiming through or on behalf of Entrx shall become the Beneficial Owner of

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  39.99% or more of the Common Shares of the Company then outstanding, then Entrx shall be deemed to be an Acquiring Person. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person and such Person's Affiliates and Associates to 20% or more (or, with respect to Costello, 49.99% or more; or, with respect to Entrx, including its Affiliates and Associates and any Person claiming through or on behalf of Entrx, under the circumstances described in (vii) above, 39.99% or more) of the Common Shares of the Company then outstanding; provided, however, that if a Person, together with such Person's Affiliates and Associates, shall become the Beneficial Owner of 20% or more (or, with respect to Costello, 49.99% or more; or, with respect to Entrx, including its Affiliates and Associates and any Person claiming through Entrx, under the circumstances described in (vii) above, 39.99% or more) of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, such Person, together with its Affiliates and Associates, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person."

          (b)  The legend set forth in Section 3(c) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "This certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in a Rights Agreement between Zamba Corporation and Wells Fargo Bank Minnesota, N.A., dated as of September 12, 1994, as amended to date (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Zamba Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Zamba Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in Section 11(a)(ii) of the Rights Agreement, Rights beneficially owned by any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain other Persons shall become null and void."

          (c)  The name and address of the Company set forth in Section 26 of the Rights Agreement is hereby amended to read in its entirety as follows:

    "Zamba Corporation
    3033 Excelsior Boulevard, Suite 200
    Minneapolis, MN 55416
    Attention: Corporate Secretary"

          (d)  The name of the Rights Agent set forth in Section 26 of the Rights Agreement is hereby amended to read in its entirety as follows:

    "Wells Fargo Bank Minnesota, N.A.
    161 North Concord Exchange
    South St. Paul, MN 55075-0738
    Attention: Stock Transfer Department"

          Section 2.    Amendment to Form of Right Certificate.    The first page of the Form of Right Certificate to purchase Preferred Shares set forth in Exhibit B attached to the Rights Agreement is hereby amended to read in its entirety as set forth in the attachment hereto.

          Section 3.    Amendment to Summary of Rights.    The form of Summary of Rights to Purchase Preferred Shares set forth in Exhibit C attached to the Rights Agreement is hereby amended to read in its entirety as set forth in the attachment hereto.

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          Section 4.    Rights Agreement as Amended.    The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

          Section 5.    Counterparts.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the dates set forth below.

ZAMBA CORPORATION
By: /s/ Ian Nemerov Name: Ian Nemerov Title: General Counsel
Dated: December 9, 2002
WELLS FARGO BANK MINNESOTA, N.A.
By: /s/ Cindy Gesme Name: Cindy Gesme Title: Account Manager/Officer
Dated: 12-6-02

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Exhibit B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	Rights

  NOT EXERCISABLE AFTER SEPTEMBER 12, 2004 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.005 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE
ZAMBA CORPORATION

        This certifies that                        or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 12, 1994, as amended by Amendment No. 1 dated January 29, 2002, and by Amendment No. 2 dated November 26, 2002 (the "Rights Agreement"), between Zamba Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. Pacific Time, on September 12, 2004, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $25.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Certification and the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 28, 1994, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

        This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the company and the holders of the right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

        This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.005 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $0.01 per share.

        No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

        No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

        This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of:                        .

ATTEST:		Company:
ZAMBA CORPORATION
By:		By:

Countersigned:
Rights Agent:
WELLS FARGO BANK MINNESOTA, NA.
By:	Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto                        (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                    Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate—Continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such assignment or Election to Purchase will not be honored.

Form of Reverse Side of Right Certificate—Continued

FORM OF ELECTION TO PURCHASE

(To be executed in holder desires to
exercise the Right Certificate)

To:                        :

The undersigned hereby irrevocably elects to exercise            Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

(Please print name and address)

Dated:                        , 2002

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Exhibit C

SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES

On September 7, 1994, as amended on January 29, 2002, and November 26, 2002, the Board of Directors of Racotek, Inc., the predecessor-in-interest to Zamba Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. In addition, one Right shall be issued with each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined). Each Right entitles the registered holder to purchase from The Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of $25.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), as amended through the date hereof, between the Company and Wells Fargo Bank Minnesota, N.A., as successor-in-interest to Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement or disclosure that a person or group of affiliated or associated persons (an "Acquiring Person"), has acquired beneficial ownership of 20% or more (or 49.99%, in the case of Joseph B. Costello or any "Person" directly receiving Common Shares from Joseph B. Costello, or 39.99%, in the case of Entrx Corporation or any of its "Affiliates" or "Associates" or their respective successors or assigns or any Person claiming through or on behalf of Entrx Corporation, with "Person," "Affiliates," and "Associates" bearing the meanings set forth in the Rights Agreement) of the outstanding Common Shares (the date of such announcement or disclosure being the "Shares Acquisition Date") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more (or 49.99%, in the case of Joseph B. Costello or any Person directly receiving Common Shares from Joseph B. Costello, or 39.99%, in the case of Entrx Corporation or any of its Affiliates or Associates or their respective successors or assigns or any Person claiming through or on behalf of Entrx Corporation) of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by Common Share certificates with a copy of this Summary of Rights attached thereto.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of records of the Common Shares as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 12, 2004 (the "Final Expiration Date"), unless the final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the

Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assts (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the vent of a stock dividend on the common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 100 times the dividend declared per Common Share. In the event of liquidation, each Preferred Share will be entitled to a $1.00 preference, and thereafter the holders of the Preferred Shares will be entitled to an aggregate payment of 100 times the aggregate payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These Rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

In the event that any person becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Share having a market value of two times the exercise price of the Right. If the Company does not have authorized but unissued Common Shares sufficient to satisfy such obligation to issue Common Shares, the Company is obligated to deliver upon payment of the exercise price of a Right an amount of cash or other securities equivalent in value to the Common Shares issuable upon exercise of a right.

In the event that, after the Distribution Date, the Company is acquired in a merger or other business combination transaction by an Acquiring Person, or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right, other than Rights beneficially owned by an Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of (i) the Close of Business on the tenth day following the Shares Acquisition Date and (ii) the expiration date of the Rights, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption

Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding the foregoing, if, and so long as, following the Shares Acquisition Date a majority of the members of the Board of Directors are persons who were members of the Board immediately prior to the Shares Acquisition Date, then the Board may extend the period to redeem the Rights, except that after the period for redemption of the Rights has expired, the Board may not amend the Agreement to extend the period for redemption of the Rights. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Additionally, the Rights shall not be exercisable for Common Shares upon a person becoming an Acquiring Person, until the Company's right to redeem the Rights has terminated.

The terms of the Rights may be amended by the Board of directors of the Company without the consent of the holders of the Rights, except that from and after such time as the period for redemption of the Rights has expired, no such amendment may adversely affect the interests of the holders of the Rights (other than an Acquiring Person).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September    , 1994. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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AMENDMENT NO. 2 TO RIGHTS AGREEMENT
FORM OF RIGHT CERTIFICATE
RIGHT CERTIFICATE ZAMBA CORPORATION
FORM OF ASSIGNMENT
FORM OF ELECTION TO PURCHASE
SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES